THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 10
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: April 11, 2005
Issue Date: April 14, 2005
The date of this Pricing Supplement is April 11, 2005
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

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                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EHH3       4.75% from and including       4/15/2025    100.00%     2.20%         0.350%      98.25%    Quarterly
                  4/14/05, to but excluding
                  4/15/09.
                  6.50% from and including
                  4/15/09, to but excluding
                  4/15/25.
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  07387EHJ9                5.600%                4/15/2030    100.00%     2.50%         0.350%      98.00%      Semi
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
                                          Subject to Redemption
                                          ---------------------
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                   First
First Interest    Interest                                                                     Aggregate
 Payment Date      Payment    Survivor's                                                       Principal
                   Amount       Option   Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
-------------------------------------------------------------------------------------------------------------------------
   7/15/2005       $12.01        Yes       Yes   Commencing on 4/15/2009 and on the 15th of   $787,000       $769,686
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten calendar days
                                                 notice.
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  10/15/2005       $28.16        Yes       Yes   Commencing on 4/15/2010 and on the 15th of   $223,000       $217,425
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten calendar days
                                                 notice.
-------------------------------------------------------------------------------------------------------------------------
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                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.